OPTION AGREEMENT
                            ------------------

    THIS OPTION AGREEMENT made this 31st day of July, 1996, by and between Liberty Landing Associates, a Pennsylvania General Partnership, (hereinafter "Optionor")
                                     AND

    President Riverboat Casino-Philadelphia, Inc., a Pennsylvania corporation, its designee or assignee (hereinafter "Optionee").

                              W I T N E S S E T H:

    WHEREAS, Optionor (as Landlord) and Optionee (as Tenant) have entered into that certain Lease Agreement dated December 14, 1993 (the "Lease Agreement"), which Lease Agreement sets forth the terms and conditions of the Optionee's leasing of the Optionor's real property situate in Philadelphia, Pennsylvania (said real property being more fully described in Exhibit "A" attached hereto and made a part hereof, and said real property being hereinafter called the "Premises"); and

    WHEREAS, Optionor (as Landlord) and Optionee (as Tenant) have recorded a Memorandum of Lease with respect to the terms and conditions of the Lease Agreement, said Memorandum of Lease being recorded in the Deed Book VCS 458, Page 125, as the same was amended by an Amendment thereto which is recorded as a Corrective Memorandum of Lease in Deed Book VCS 546, Page 417 in the Recorder's Office of Philadelphia County, Pennsylvania; and

    WHEREAS, Optionor and Optionee executed and delivered a certain Letter Agreement dated May 7, 1996 (the "Letter Agreement"), which Letter Agreement outlined the terms and conditions of the Option as set forth in this Option Agreement and for which Letter Agreement the Optionee paid to Optionor consideration in the amount of Five Hundred Thousand Dollars ($500,000.00) upon the execution of the Letter Agreement; and

    WHEREAS, concurrently with the execution of this Option Agreement, Optionor (as Landlord) and Optionee (as Tenant) have executed and delivered a First Amendment to Lease Agreement pursuant to the terms of which the "Preliminary Term" (as defined in said Lease Agreement) is extended in accordance with the terms and conditions specified herein and in the First Amendment to Lease Agreement; and

    WHEREAS, Optionee is desirous of obtaining an option to amend the Lease Agreement in accordance with the terms and conditions as hereinafter set forth, such that the Lease Agreement shall, following the Optionee's exercise of the option to amend the Lease Agreement, be in the form of the Second Amendment to Lease Agreement as attached hereto and made a part hereof as Exhibit "B", and Optionor is desirous of granting to Optionee such an option

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to amend the Lease Agreement.  The option to amend the Lease (such amendment of the Lease Agreement to be in accordance with the terms of the Second Amendment in Lease Agreement) as granted by Optionor to Optionee pursuant to the terms of this Option Agreement is hereinafter called the "Option".

    NOW, THEREFORE, in consideration of the sum of Five Hundred Thousand Dollars ($500,000.00) previously paid by Optionee to Optionor upon execution and delivery of the Letter Agreement and in consideration of the sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) paid by Optionee to Optionor upon the execution and delivery of this Option Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  The recitals set forth above are incorporated herein by reference.

2. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

        a. Corporate Guarantor. Corporate Guarantor shall mean President Casinos, Inc., a Delaware Corporation. The Corporate Guarantor shall guaranty PRC-Philadelphia, Inc.'s obligations under and pursuant to the terms of this Option Agreement, the First Amendment to Lease Agreement, and the Second Amendment to Lease Agreement; provided, however, that in the event a "New Gaming Company", as defined in Paragraph 11 of this Agreement, enters into an option agreement or other agreement (pursuant to the terms of Paragraph 9 hereof) and agrees to the terms of an option and/or sublease or other occupancy agreement for a second gaming site on a portion of the Premises, then the guaranty of the Corporate Guarantor shall apply expressly and solely to the obligations of PRC-Philadelphia, Inc. (i) as the Tenant under the terms of the First Amendment to Lease Agreement and the Second Amendment to Lease Agreement, and (ii) as the Optionee under the terms of this Agreement. The parent entity of the New Gaming Company shall guaranty the obligations of the New Gaming Company with respect to (x) New Gaming Company's obligations under the terms of the new option agreement or other agreement (as referenced in Paragraph 9 hereof), and (y) New Gaming Company's obligations regarding the use and occupancy of the portion of the Premises which are to be used by the New Gaming Company. It being the intention of the parties that Liberty Landing Associates, its successors and assigns, shall look solely to New Gaming Company and its parent entity guarantor for the payment and performance of the obligations of New Gaming Company regarding the new option agreement and sublease referenced in Paragraph 9 hereof and regarding the obligations of the New Gaming Company with respect to its use and occupancy of a second gaming site located on the Premises.

        b. First Amendment to Lease Agreement. First Amendment to Lease Agreement shall mean the First Amendment to Lease Agreement dated of even date herewith, which First Amendment to Lease Agreement shall be executed concurrently with this Option Agreement. A Memorandum of the First Amendment to Lease Agreement (in the form attached hereto as Exhibit "C") shall concurrently herewith be executed by Landlord and Tenant and the Memorandum

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shall be recorded in the Recorder's Office of Philadelphia County,
Pennsylvania. The First Amendment to Lease Agreement shall extend the "Preliminary Term" (as defined in the Lease Agreement) for a period of three
(3) years commencing on January 1, 1997; provided, however, that the extension of the Preliminary Term shall be coterminous with the Option Periods as set forth herein. For example, if Optionee exercises its right to continue the Term of this Option for the "First Extension Period" (as defined in Paragraph5 hereof) and Optionee doesn't thereafter exercise its right to continue the Term of the Option for the "Second Extension Period" (as defined in Paragraph 5 hereof), then, under such circumstances, the Preliminary Term would then expire at the end of the First Extension Period, to wit, December 31, 1997. Or, for that matter, if Optionee does not elect to exercise its right to continue the Term of the Option for the "First Extension Period" (as defined in Paragraph 5 hereof) by no later than December 1, 1996, the Preliminary Term of the Lease Agreement would then expire on December 31, 1996.

        c. New Gaming Company. New Gaming Company shall have the meaning given to such term in Paragraph 11 of this Option Agreement.

        d. Premises. Premises shall mean all that certain parcel of ground situate in the First Ward of the City of Philadelphia, Pennsylvania, more particularly described by metes and bounds on Exhibit "A" of the Lease Agreement dated December 14, 1993 and described in paragraph 1(b) of the Lease Agreement, and as also described in Exhibit "A" and in the First Amendment to Lease Agreement and Second Amendment to Lease Agreement which are attached hereto.

        e. Second Amendment to Lease Agreement. Second Amendment to Lease Agreement shall mean the Second Amendment to Lease Agreement which is attached hereto and made a part hereof as Exhibit "B", which Second Amendment to Lease Agreement amends the Lease Agreement dated December 14, 1993. Landlord and Tenant shall execute the Second Amendment to Lease Agreement concurrently with the execution and delivery of this Option Agreement. However, the terms of the Second Amendment to Lease Agreement shall not be effective unless and until Optionee exercises its Option to amend the Lease Agreement as set forth herein. The Landlord and Tenant shall also concurrently herewith execute and deliver a Memorandum of Second Amendment to Lease Agreement in the form attached hereto as Exhibit "D". The Memorandum of Second Amendment to Lease Agreement shall be recorded upon Optionee's exercise of the Option granted herein. The parties hereto acknowledge that, because under the terms of the Second Amendment to Lease Agreement the determination regarding when the "Principal Term" commences cannot be finalized until such time as Optionee actually exercises the Option granted to it herein, the Landlord and Tenant shall, within five (5) days after Optionee's exercise of the Option, execute and deliver a Commencement Date Agreement (in the form attached hereto as Exhibit "E"), which Commencement Date Agreement shall confirm the exact commencement date for the Principal Term of Lease Agreement, as amended.

        f. Term. The Term of this Option shall be for a period commencing on the date hereof and expiring on December 31, 1999; provided that Optionee must


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give Optionor the written notice(s) required to continue the Option in effect for the First Extension Period, Second Extension Period, Third Extension Period, Fourth Extension Period, and Fifth Extension Period in accordance with the terms of Paragraph 5 hereof.

 3. The Optionor hereby grants an exclusive and irrevocable Option unto the Optionee to amend the Lease Agreement such that, following the exercise of the Option by Optionee, the terms and conditions of the Second Amendment to Lease Agreement (as set forth in Exhibit B which is attached hereto and made a part hereof) shall immediately become applicable and effective such that the terms of the Second Amendment to Lease Agreement shall fully restate, amend, supersede and replace the terms and conditions of the Lease Agreement and the First Amendment to Lease Agreement.

    4. This Option may be exercised by Optionee at any time during any of the "Option Periods" (as defined in Paragraph 5 hereof) by depositing in the United States mail, certified mail, postage prepaid, a written notice to
Optionor notifying it of Optionee's exercise of this Option.   Such notice
shall be addressed to Optionor at the following addresses:

      The Sheet Metal Workers
      International Association
      Local Union #19
      c/o Mr. Thomas J. Kelly
      President and Business Manager
      1301 South Columbus Blvd.
      Philadelphia, PA  19147

      Liberty Landing Associates
      c/o Mr. Thomas J. Kelly and
          Mr. Mark Mendelson
      1301 South Columbus Boulevard
      Philadelphia, PA 19147

      Delaware Avenue Development Corp.
      c/o Mr. Mark Mendelson
      541 Hamilton Street
      Allentown, PA  18101

      Delaware-Washington Corp.
      c/o Mr. Thomas J. Kelly
      1301 South Columbus Boulevard
      Philadelphia, PA  19147

or such other then existing address as Optionor may hereafter notify Optionee in writing (such notice from Optionor regarding a change of address shall specifically refer to this Option Agreement). Any notice regarding the Option Periods (as hereinafter defined) shall also be sent to Optionor at the above addresses.

    5.  The Option granted herein shall have a Term commencing on the date

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hereof and expiring on December 31, 1999; provided that Optionee must give
Optionor the written notice(s) required to continue the Option in effect for the First Extension Period, Second Extension Period, Third Extension Period, Fourth Extension Period, and Fifth Extension Period in accordance with the terms as hereinafter set forth. If Optionee does not exercise its right to continue the Term of the Option through the "First Extension Period" (as hereinafter defined), then the Term of this Option shall expire on December 31, 1996. If, thereafter, Optionee does not elect to continue the Option for one or more of the Second Extension Period, Third Extension Period, Fourth Extension Period, and Fifth Extension Period in accordance with the terms as hereinafter set forth, the Option shall cease on the last day of the specific Extension Period for which the Optionee had previously elected to continue the Option. In order to continue the Term of the Option for the First Extension Period, Optionee must exercise its right to continue the Term of the Option for the First Extension Period, in writing, on or before December 1, 1996.

        a. The first of such continuations of the Term of the Option shall be a continuation of the Term of the Option for a period of one (1) year commencing on January 1, 1997 and expiring on December 31, 1997 (the "First Extension Period"). If Optionee elects to exercise its right to continue the Term of this Option for the First Extension Period, with notice of such continuation to occur on or before December 1, 1996, then the Optionee's monthly Base Payment obligations (as referred to in Paragraph 6 hereof) shall commence on January 1, 1997.

        b. The second of such continuations of the Term of the Option shall be a continuation of the Term of the Option for a period of six (6) months commencing upon the expiration of the First Extension Period (the "Second Extension Period"). In order to continue the Term of the Option for the Second Extension Period, Optionee must exercise the continuation of the Option for the Second Extension Period, in writing, no later than thirty (30) days prior to the expiration of the First Extension Period.

        c. The third of such continuations of the Term of the Option shall be a continuation of the Term of the Option for a period of six (6) months commencing upon the expiration of the Second Extension Period (the "Third Extension Period"). In order to continue the Term of the Option for the Third Extension Period, Optionee must exercise the continuation of the Option for the Third Extension Period, in writing, no later than thirty (30) days prior to the expiration of the Second Extension Period.

        d. The fourth of such continuations of the Term of the Option shall be a continuation of the Term of the Option for a period of six (6) months commencing upon the expiration of the Third Extension Period (the "Fourth Extension Period"). In order to continue the Term of the Option for the Fourth Extension Period, Optionee must exercise the continuation of the Option for the Fourth Extension Period, in writing, no later than thirty (30) days prior to the expiration of the Third Extension Period.

        e. The fifth of such continuations of the Term of the Option shall be a continuation of the Term of the Option for a period of six (6) months

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commencing upon the expiration of the Fourth Extension Period (the "Fifth
Extension Period"). In order to continue the Term of the Option for the Fifth Extension Period, Optionee must exercise the continuation of the Option for the Fifth Extension Period, in writing, no later than thirty (30) days prior to the expiration of the Fourth Extension Period.

        f. The First Extension Period, the Second Extension Period, the Third Extension Period, the Fourth Extension Period, and the Fifth Extension Period are collectively called the "Option Periods".

        g. Notwithstanding any provision to the contrary set forth elsewhere in this Option Agreement, Optionee shall not be deemed to have failed timely to have given notice to Optionor with respect to Optionee's continuation of the Term of the Option for any of the Option Periods unless Optionor shall have given to Optionee written notice ("Reminder Notice") that the last date by which Optionee is permitted to give to Optionor a notice to continue the Term of the Option for the next of the Option Periods has passed without such notice having been given, and unless Optionee thereafter fails to give to Optionor the notice of the continuation of the Term of the Option for the next of the Option Periods within ten (10) days after the date on which Optionor has given the Reminder Notice to Optionee.

    6. a. In the event that Optionee exercises its right to continue the Term of this Option for the First Extension Period and/or any of the additional Option Periods as set forth in Paragraph 5 hereinabove, Optionee shall pay to Optionor the sum of Two Hundred Seventy Seven Thousand Dollars ($277,000.00) per month (the "Base Payment") for each month for which the Optionee has exercised its right to continue the Term of the Option. The Base Payment shall be made by Optionee to Optionor on or before the 10th day of each month during any of the Option Periods in which Optionee has continued the Term of this Option. At such time as the Optionee exercises the Option, then the monthly Base Payment of $277,000.00 shall thereafter cease effective on the date of the exercise of the Option. Other than the above-described Base Payments and "impositions" (as hereinafter defined) to be made during any continuation of the Term of the Option, no additional consideration or payments shall be due by Optionee to Optionor with respect to its exercise of any of the five (5) continuations of the Term of the Option Periods as described in Paragraph 5 hereinabove.

        b. In the event that Optionee fails to timely pay such Base Payment due and owing pursuant to Paragraph 6 hereof, Optionor agrees that Optionee will not be deemed to be in default of any of its obligations under this Option Agreement, that no event of default shall have occurred under the Option Agreement and that Optionor will not exercise any right or remedy provided for in this Option Agreement or allowed by law because of any default by Optionee of any of its obligations under this Option Agreement or because of any failure by Optionee to perform any of its obligations under this Option Agreement, unless and until Optionor shall have first give written notice thereof to Optionee, and Optionee, within a period of fifteen (15) days thereafter shall have failed to pay the sum or sums due if the failure consists of the failure to pay the Base Payment, or if the failure consists of

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the failure to pay an imposition pursuant to Paragraph 7 hereof, Optionee shall have failed, within thirty (30) days thereafter to cure the failure by paying such imposition.

    7. In addition to the Two Hundred Seventy-Seven Thousand and 00/100 Dollar ($277,000.00) monthly Base Payment amount which Optionee must pay to Optionor during each month for which Optionee has continued the Term of the Option, Optionee shall also pay the "impositions" (as defined in the Lease Agreement) with respect to the Premises during any month for which Optionee has continued the Term of this Option, the payment of an impositions shall be in accordance with and subject to the terms and conditions of the Lease Agreement.

    8. Optionor and Optionee each hereby warrant and represent to the other that it has not contracted with any real estate broker or agent with regard to this Option Agreement, the First Amendment to Lease Agreement, the Second Amendment to Lease Agreement, or the transactions contemplated herein or therein, and each of Optionor and Optionee therefore shall indemnify, defend and hold the other party harmless from any claims made by any real estate broker or agent claiming a commission through Optionor or Optionee.

    9. It is intention of the Optionor (as Landlord) and Optionee (as Tenant) that Optionee is and shall continue to be the "Tenant" under the terms of the Lease Agreement, First Amendment to Lease Agreement and the Second Amendment to Lease Agreement. The Optionor (as Landlord) and Optionee (as Tenant) do acknowledge, however, that the Premises may be capable of and are intended to be shared by two (2) separate licensed gaming facilities (in whatever proportion of the Premises that Tenant and the New Gaming Company may agree upon), and that the Premises may be capable of the development of a common infrastructure containing two (2) separate licensed riverboat gaming
facilities.   Following the execution of this Option Agreement and during the pendency of any Option Periods, Optionee, on an exclusive basis with Optionor, will attempt to market and enter into a separate option agreement (or other agreement) with an entity desiring to operate a gaming facility on a site located on the Premises (the "New Gaming Company") for such New Gaming Company to sublease, sublicense, or otherwise occupy a second gaming site located on the Premises. The New Gaming Company shall be subject to the approval of Optionor and Optionee, which approval shall not be unreasonably conditioned, delayed or withheld (and which approval shall be granted or denied, in writing, within ten (10) days after written request). If Optionee or Optionor succeeds in securing a New Gaming Company to execute an option agreement (or other agreement) to sublease, sublicense, or otherwise occupy a second gaming site on the Premises, the option agreement (or other agreement) for the second gaming site shall be entered into by the New Gaming Company and Optionee, and such option agreement or other agreement will provide that the New Gaming Company will make an initial up-front consideration payment to Optionee, the sum of which shall be negotiated by Optionee and Optionor. Optionee shall receive the first Two Million and 00/100 Dollars ($2,000,000.00) from the New Gaming Company's initial up-front consideration payment for the option (or other agreement) for the second gaming site, which payment would reimburse Optionee in full for the Two Million and 00/100 Dollars ($2,000,000.00)

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consideration which Optionee has paid Optionor to enter into the Letter
Agreement and this Option Agreement. Thereafter, Optionee agrees that it will equally split with Optionor any initial payment amount which Optionee negotiates and receives from New Gaming Company which is in excess of Two Million and 00/100 Dollars ($2,000,000.00). The new option agreement (or other agreement) to be entered into by Optionee with the New Gaming Company (for the second gaming site) shall contain option periods which shall run concurrently with the Option Periods as set forth in this Option Agreement.

    10. The New Gaming Company, if it executes the new option agreement (or other agreement) to sublease, sublicense, or otherwise occupy a second gaming site on the Premises, shall also be obligated to pay negotiated monthly payments to Optionee during the Option Periods. The monthly negotiated payments (up to $277,000.00 per month) to be paid by the New Gaming Company regarding its option agreement (or other agreement) for the second gaming site on the Premises, plus complete reimbursement by New Gaming Company to Optionee of all of Optionee's expenses relating to "impositions" (as referenced in Paragraph 7 hereinabove) and all other fees and expenses paid by New Gaming Company to Optionee, shall belong solely to Optionee and shall be partially applied by Optionee to its monthly Base Payment obligations to Optionor under the terms of Paragraph 6 of this Option Agreement. Any monthly payment amount made by New Gaming Company to Optionee which is in excess of the sum total of
(i) Two Hundred Seventy-Seven Thousand and 00/100 Dollars ($277,000.00), plus
(ii) the complete reimbursement made by New Gaming Company to Optionee for Optionee's expenses relating to any taxes, impositions and insurance (all of which are referenced in Paragraphs 6 and 7 hereinabove), will be equally divided between Optionee and Optionor.

    11. This Option Agreement contains the entire understanding of the parties hereto and there are no representations, warranties, covenants or undertakings other than those expressly set forth herein. A modification or waiver of any of the provisions of this Option Agreement shall be effective only if made in writing and executed with the same formality as this Option Agreement. The failure of either party to insist upon strict performance of any of this provisions of this Option shall not be construed as a waiver of any subsequent default of the same or similar nature. This Option Agreement and all of its terms and conditions shall extend to and be binding upon the
parties hereto and their respective successors and assigns.   This Option
Agreement may be assigned by Optionee without the prior consent of Optionor.

    12. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law.

    13. In the event that any provision of this Agreement shall be determined by a Court of competent jurisdiction to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall continue in full force and effect.
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    WITNESS the due execution hereof on the day and year first above written.

ATTEST:                           OPTIONOR:
                                  LIBERTY LANDING ASSOCIATES
                                  By: Delaware Avenue Development Corporation,
                                  Partner

/s/ Mark Mendelson, Sec.                    /s/ Mark Mendelson
_________________________         BY:____________________________________


                                           President
                                  ITS:___________________________________



                                     By:  Delaware-Washington Corporation -
                                    Partner

/s/ Thomas J. Kelly                       /s/ Thomas J. Kelly
__________________________           BY:_____________________________________

                                           President
                                     ITS:____________________________________


ATTEST:                              OPTIONEE:
                                     PRESIDENT RIVERBOAT
                                     CASINO-PHILADELPHIA, INC.


BY:
/s/ James A. Zweifel                      /s/ John S. Aylsworth
 ______________________             BY:_____________________________________

                                         Chief Operating Officer
                                    ITS:____________________________________

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COMMONWEALTH OF PENNSYLVANIA   )
                               )SS:
COUNTY OF Philadelphia         )

    On July 31, 1996, Before me, a Notary Public in and for said County and State, personally appeared Mark Mendelson, known to me or satisfactorily proven to be the President of Delaware Avenue Development Corporation, and who acknowledged that he, as such President executed the foregoing Option Agreement for the purposes therein contained.

/s/ Mary Ann McMasters
_______________________________________
Notary Public

COMMONWEALTH OF PENNSYLVANIA   )
                               )SS:
COUNTY OF Philadelphia         )

On July 31, 1996, Before me, a Notary Public in and for said County and State, personally appeared Thomas J. Kelly, known to me or satisfactorily proven to be the President of Delaware-Washington Corporation, and who acknowledged that he, as such President executed the foregoing Option Agreement for the purposes therein contained.

/s/ Mary Ann McMasters
_______________________________________
Notary Public

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
COMMONWEALTH OF PENNSYLVANIA   )
                               )SS:
COUNTY OF Philadelphia         )

On July 31, 1996, Before me, a Notary Public in and for said County and State, personally appeared John Aylsworth, known to me or satisfactorily proven to be the C.O.O. of President Riverboat Casino, Inc., and who acknowledged that he, as such President executed the foregoing Option Agreement for the purposes therein contained.

/s/ Mary Ann McMasters
_______________________________________
Notary Public

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